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                                                                    EXHIBIT 19.1
                       [LOGO OF CENTURYSOUTHBANKS INC.]

March 24, 1997





Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Century South Banks, Inc. ("CSBI") which will be held at 2:00 p.m., Dahlonega, Georgia time, Wednesday, April 23, 1997, at North Georgia College, Stewart Center for Continuing Education, Dahlonega, Georgia 30533.

The enclosed Notice of Annual Meeting and Proxy Statement contain details regarding the business to come before the Shareholders at the Annual Meeting. Please sign and return your proxy in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you do attend and wish to vote in person, you may cancel the proxy at the meeting. It is important that you complete and mail your proxy as soon as possible.

Matters which will be discussed at the Annual Meeting include proposals to (i) establish the number of members of the Board of Directors at 15, (ii) elect 15 regular directors and six directors emeritus to serve for the ensuing year, and
(iii) ratify the appointment of KPMG Peat Marwick LLP as independent certified public accountants of CSBI for calendar year 1997.

The Board of Directors at present knows of no other business to be presented at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the proxy will have discretionary authority to vote proxies with respect to such matters in accordance with the recommendations of the Board of Directors of CSBI. If you should have questions concerning the Annual Meeting of CSBI, please feel free to call me.


                               For the Board of Directors,


                               /s/ Susan Anderson
                               Susan J. Anderson, Senior Vice President
                               and Chief Financial Officer
                               Secretary-Treasurer
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                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 23, 1997


TO THE HOLDERS OF COMMON STOCK OF CENTURY SOUTH BANKS, INC.



The Annual Meeting of Shareholders of Century South Banks, Inc. ("CSBI") will be held at North Georgia College, Stewart Center For Continuing Education, Dahlonega, Georgia 30533, on Wednesday, April 23, 1997 at 2:00 p.m., Dahlonega, Georgia time, for the following purposes:

1. To vote on a proposal to establish the number of members of the Board of Directors at 15;

2. To vote on a proposal to elect 15 directors and six directors emeritus to serve for the ensuing year;

3. To vote on a proposal to ratify the appointment of KPMG Peat Marwick LLP to serve as independent certified public accountants of CSBI for the 1997 calendar year; and

4. To transact such other business as may properly come before the meeting and any adjournments thereof.

Management at present knows of no other business to be presented at the meeting. If other matters properly come before the meeting, the persons named in the proxy will have discretionary authority to vote proxies with respect to such matters in accordance with the recommendation of the Board of Directors.

Shareholders of record at the close of business on March 15, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.


                              By Order of the Board of Directors
                              Century South Banks, Inc.



                              /s/ Susan Anderson
                              Susan J. Anderson, Senior Vice President
                              and Chief Financial Officer
                              Secretary-Treasurer


Gainesville, Georgia
March 24, 1997

YOU ARE URGED TO VOTE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE, EVEN IF YOU DO PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU SO DESIRE, REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.
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                         [LOGO CENTURYSOUTHBANKS INC.]

                              POST OFFICE BOX 3366
                          GAINESVILLE, GEORGIA  30503



                                PROXY STATEMENT

This Proxy Statement is furnished to the Shareholders of Century South Banks, Inc. ("CSBI") in connection with the solicitation of proxies for the purposes stated herein by CSBI's Board of Directors for use at the Annual Meeting of Shareholders to be held at North Georgia College, Stewart Center for Continuing Education, Dahlonega, Georgia 30533, on April 23, 1997 at 2:00 p.m. Dahlonega, Georgia time, or any adjournments thereof. The approximate date of the mailing of this Proxy Statement and the accompanying proxy to the Shareholders is March 24, 1997. The cost of this solicitation of proxies will be borne by CSBI.

The Board of Directors encourages the personal attendance of Shareholders at the Annual Meeting, and the giving of the proxy does not preclude the right to vote in person should the person giving the proxy so desire. The person giving the proxy has the power to revoke the proxy at any time before the proxy is exercised. The proxy may be revoked by attending the Annual Meeting and voting in person, or by filing a subsequent proxy with the secretary of CSBI prior to or at the time of the Annual Meeting.

The close of business on March 15, 1997 has been fixed as the record date for the determination of Shareholders of CSBI entitled to vote at the Annual Meeting. At the close of business on that date, CSBI had issued and outstanding 7,767,459 shares of common stock, $1.00 par value per share, which were held of record by 1,955 shareholders. Each share of the common stock of CSBI is entitled to one vote on all matters to be voted upon. The affirmative vote of a majority of the outstanding shares of common stock shall be required as to the election of directors. The affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting shall constitute the affirmative act of the Shareholders regarding all other matters to be voted on at the Annual Meeting as set forth in this Proxy Statement.

The following matters will be voted upon at the Annual Meeting:

ITEM NUMBER 1 - ESTABLISHING THE NUMBER OF MEMBERS OF THE BOARD OF DIRECTORS.

The By-laws of CSBI provide that the number of members of the Board of Directors shall be not less than five nor more than 25. The Board of Directors recommends that the number of members of the Board of Directors be established at 15. The By-laws of CSBI allow the Board of Directors to establish the number of directors emeritus to serve on behalf of CSBI. The Board of Directors has established that six directors emeritus shall be elected to serve on behalf of CSBI for the ensuing year. If a Shareholder specifies a choice on the proxy, the shares represented by the proxy will be voted as specified. If no specification is made, the shares represented by the proxy will be voted "FOR" approval of Item Number 1.

THE BOARD OF DIRECTORS OF CSBI RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF ITEM NUMBER 1 IN ORDER TO ESTABLISH THE NUMBER OF MEMBERS OF THE BOARD OF DIRECTORS AT 15.
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                    [LOGO OF CENTURYSOUTHBANK APPEARS HERE]

      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                   SHAREHOLDERS TO BE HELD ON APRIL 23, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned shareholder(s) of Century South Banks, Inc. ("CSBI") appoint(s) Susan J. Anderson, J. Marvin Anderson, and James H. Sanders, Sr., and each of them, as proxies with full power of substitution, acting by majority or by any of them if only one is present and acting, to vote all shares of common stock of CSBI which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on April 23, 1997 at North Georgia College, Stewart Center for Continuing Education, Dahlonega, Georgia 30533, at 2:00 p.m., Dahlonega, Georgia time, and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Annual Meeting, receipt of which is hereby acknowledged.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" THE FOLLOWING
PROPOSALS:
 1. Proposal to establish the number of members of the Board of Directors at
15.
               [_] FOR      [_] AGAINST   [_] ABSTAIN
 2. Election of Directors:
               FOR all nominees listed below    WITHHOLD AUTHORITY
               (except as marked to the         to vote for all the nominees
               contrary below) [_]              listed below [_]

ROGER W. BENNETT; E.H. CHAMBERS, JR.; WILLIAM L. CHANDLER; CLARENCE B. DENARD; JAMES A. FAULKNER; THOMAS T. FOLGER, JR.; SHERMAN GREEN; J. RUSSELL IVIE;
DUDLEY K. OWENS; WILLIAM D. REEVES; C.J. (JIM) SISSON; E. PAUL STRINGER; MYRON
B. TURNER, AL J. WIMPY AND GEORGE A. WINN. DIRECTORS EMERITUS: J.E. OWENS;
JAMES H. SANDERS, SR.; FORREST J. SISK, SR.; GLEN W. MARSHALL; RODNEY B.
MCCOMBS AND J. MARVIN ANDERSON.
   Instructions: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below:
--------------------------------------------------------------------------------
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 3. Proposal to ratify the appointment of KPMG Peat Marwick LLP as independent certified public accountants of CSBI for the year ending December 31, 1997.
  [_] FOR       [_] AGAINST        [_] ABSTAIN
 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PROXIES MUST BE RECEIVED BY CSBI PRIOR TO THE COMMENCEMENT OF THE ANNUAL MEETING IN ORDER TO BE VOTED. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET OUT IN 1 AND 3 ABOVE AND FOR EACH NOMINEE LISTED IN 2 ABOVE. THE PROXY MAY BE REVOKED BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON, OR BY FILING A SUBSEQUENT PROXY WITH THE SECRETARY OF CSBI PRIOR TO OR AT THE TIME OF THE ANNUAL MEETING.

                                             ----------------------------------
                                             Signature of Shareholder(s)
                                             ----------------------------------
                                             Signature of Shareholder(s)
                                             ----------------------------------
                                             (Please be sure to date)

IF THE STOCK IS HELD BY JOINT TENANTS, OR IN THE NAME OF MORE THAN ONE PERSON, ALL HOLDERS SHOULD SIGN. Signatures should correspond exactly with the name(s) appearing on the label above. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in the partnership's name by authorized person(s). If signing as attorney, execu-tor, trustee, administrator, guardian or custodian, please indicate the capac-ity in which you are acting. PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE.